                                                                      Exhibit 11
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report dated April 15, 1998, and to all references to our Firm included in or made a part of this registration statement of Nuveen Flagship Multistate Trust II.


                                           /s/ Arthur Andersen LLP

                                           ARTHUR ANDERSEN LLP





Chicago, Illinois
June 23, 1998